Exhibit 99.1

Press Release

Financial and Investor Contact: John R. Potapchuk
631-501-7035
john.potapchuk@gentiva.com

Media Contact:
David Fluhrer
631-501-7102
516-589-0778
david.fluhrer@gentiva.com

FOR IMMEDIATE RELEASE

GENTIVA HEALTH SERVICES CONFIRMS MANAGEMENT SUCCESSION

Ron Malone to Continue as Chairman, Tony Strange Appointed to CEO position and Will Join Board, Effective January 1, 2009

Melville, NY, November 18, 2008 -- Gentiva Health Services, Inc. (NASDAQ: GTIV), a leading provider of comprehensive home health services, announced today that its Board of Directors has finalized a management succession plan.  Effective January 1, 2009, Tony Strange will become the Company’s Chief Executive Officer in addition to his current role as President, and will also join the Board of Directors at that time.  The Company’s current Chief Executive Officer, Ron Malone, will continue to be employed as Chairman of the Company.

Mr. Strange has been President and Chief Operating Officer since November 2007 and Executive Vice President and President, Gentiva Home Health, since March 2006, reporting to Mr. Malone.  Mr. Strange joined the Company following Gentiva's February 28, 2006 acquisition of The Healthfield Group, Inc., a regional provider of home healthcare, hospice and related services in the southeastern United States. Mr. Strange had served as Healthfield's President and COO, and previously held other leadership positions from the time he joined that company as a General Manager in 1990. He earned a bachelor's degree from the University of South Carolina.

"Tony brings a solid understanding of our industry and a successful track record in helping our organization evolve and respond to the ever growing needs of our business,” Mr. Malone said. "I have full confidence in Tony to navigate Gentiva through upcoming opportunities as our industry continues to grow and healthcare payers rely on home health for solutions to lower costs while delivering quality patient outcomes.”

“I want to thank the Board of Directors for their confidence and support in my time with Gentiva and Ron and the executive management team for their guidance,” said Mr. Strange.  “This company offers great depth and breadth of leadership and enjoys a strong track record for delivering quality care with a commitment to excellence in compliance and operations. I would like to thank all of our employees for their dedication and I look forward to continuing that approach as we work to capitalize on the many great growth opportunities in the home health industry.”

About Gentiva Health Services, Inc.
Gentiva Health Services, Inc. is a leading provider of comprehensive home health services, delivering innovative, high quality care to patients across the United States. Gentiva is a single source for skilled nursing; physical, occupational, speech and neurorehabilitation services; hospice services; social work; nutrition; disease management education; help with daily living activities; respiratory therapy and home medical equipment; infusion therapy services; and other therapies and services. For more information, visit Gentiva's web site, http://www.gentiva.com, and its investor relations section at http://investors.gentiva.com.  GTIV-G

Forward-Looking Statement
Certain statements contained in this news release, including, without limitation, statements containing the words "believes," "anticipates," "intends," "expects," "assumes," "trends" and similar expressions, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are based upon the Company's current plans, expectations and projections about future events.  However, such statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors include, among others, the following: economic and business conditions; demographic changes; changes in, or failure to comply with, existing governmental regulations; legislative proposals for healthcare reform; changes in Medicare and Medicaid reimbursement levels, including changes to the Medicare home health Prospective Payment System effective January 1, 2008; effects of competition in the markets in which the Company operates; liability and other claims asserted against the Company; ability to attract and retain qualified personnel; availability and terms of capital; loss of significant contracts or reduction in revenues associated with major payer sources; ability of customers to pay for services; business disruption due to natural disasters or terrorist acts; ability to successfully integrate the operations of acquisitions the Company may make and achieve expected synergies and operational efficiencies within expected time-frames; effect on liquidity of the Company's debt service requirements; a material shift in utilization within capitated agreements; and changes in estimates and judgments associated with critical accounting policies and estimates.  For a detailed discussion of certain of these and other factors that could cause actual results to differ from those contained in this news release, please refer to the Company's various filings with the Securities and Exchange Commission (SEC), including the "Risk Factors" section contained in the Company's annual report on Form 10-K for the year ended December 30, 2007.

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